Exhibit 10.5

DEBT RESTRUCTURE AGREEMENT

This DEBT RESTRUCTURE AGREEMENT (this “Agreement”) is made effective as of December 7, 2020 (the “Effective Date”) by and between Investor (the “Note Holder”) and Meso Numismatics, Inc., a Nevada corporation (the “Company”).

WHEREAS, the Note Holder purchased convertible promissory notes in the aggregate principal face amount attached hereto as Exhibit A (the “Original Notes”);

WHEREAS, the parties to this Agreement desire to exchange the Original Notes in favor of a new secured promissory note (the “New Note”) and warrant (the “Warrant”) to purchase shares of common stock in the Company par value $0.001 per share, at an exercise price of $0.03 per share;

WHEREAS, the parties further understand and agree that the Warrant explicitly carries a tacking from June 18, 2020, that being the latest date of the Original Notes being funded as an exchange pursuant to Section 3(a)(9) of the Securities Act (the “Act”) and in compliance with Rule 144 of the Act, generally.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.	Both the Company and the Note Holder hereby agree to terminate the Original Notes, which are attached hereto as Exhibit “A,” in exchange for the New Note and Warrant, which are attached hereto as Exhibits “B” and “C,” respectively. The amount of principal and accrued but unpaid interest and all other penalty and monies owing pursuant to the Original Notes was $2,872,797.05 as of the date of this Agreement, and the New Note shall have that amount as the outstanding principal balance. All other terms that the parties hereto have agreed upon are presented in the attached Exhibits B and C to the New Note and Warrant, respectively.

2.	Representations, Warranties and Agreements.

i.	The Note Holder represents and warrants that:

a.	The Note Holder has full right, power and authority to enter into this Agreement and that this Agreement, when delivered, shall constitute a legal, valid and binding obligation of the Note Holder, enforceable against the Note Holder in accordance with its terms.

b.	The Note Holder is the record and beneficial holder of the Original Notes, has not assigned the Original Notes to any person or entity, and holds the Original Notes free and clear of all claims, liens, security interests, title defects and objections or any other encumbrances of any kind or nature whatsoever.

c.	The Note Holder has the sole and unrestricted right to agree to the cancellation of the Original Notes and to the terms of the New Note and Warrant.

d.	Neither the execution and delivery of this Agreement by the Note Holder, nor the consummation by the Note Holder of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to the Note Holder, (ii) violate any statute, law, ordinance, rule or regulation of the United States, any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to the Note Holder or any of the Note Holder’s properties or assets, the violation of which would have a material adverse effect upon the Note Holder, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Note Holder is a party or by which the Note Holder or any of the Note Holder’s properties or assets may be bound which would have a material adverse effect upon the Note Holder.

e.	The Note Holder is not aware of any threatened, or pending dispute or challenge that would interfere with the exchange of the Original Notes for the New Note and Warrant contemplated hereby, or the general purpose of this Agreement.

f.	The Note Holder is not and has not at any time been an Affiliate, as that term is defined in the Securities Act of 1933, as amended, of the Company.

g.	The Note Holder is an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

ii.	The Company represents and warrants that:

a.	The Company has full right, power and authority to enter into this Agreement and that this Agreement, when delivered, shall constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

b.	The Company has the authority to cancel the Original Notes and to issue the New Note and Warrant, upon the terms as set forth therein.

c.	Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to the Company, and/or which the Company has not already obtained (ii) violate any statute, law, ordinance, rule or regulation of the United States, any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to the Company or any of the Company’s properties or assets, the violation of which would have a material adverse effect upon the Company, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of the Company’s properties or assets may be bound which would have a material adverse effect upon the Company.

d.	The Company is not aware of any threatened or pending dispute or challenge that would interfere with the exchange of the Original Notes for the New Note and Warrant contemplated hereby, or the general purpose of this Agreement.

3.	Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces any prior agreements, understandings or discussions of the parties hereto with respect to the subject matter hereof. The Parties hereto agree that there do not exist any other written or oral terms or agreements except for those contained in this Agreement.

4.	No Public Announcement; No Disclosure. The parties hereto shall not make any public announcement concerning this Agreement, their discussions or any other documents or communications concerning the transactions contemplated hereby unless advised by counsel that such disclosure is required by law (in which case the party so advised will promptly notify the other party).

5.	Headings. Headings herein are for reference purposes only and do not form a part of the Agreement.

6.	Amendment and Waiver. No failure or delay on the part of a party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party hereto at law, in equity or otherwise. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Note Holder or the Company from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Note Holder and the Company and (ii) only in the specific instance and for the specific purpose for which made or given.

7.	Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. However, if any provision of this Agreement shall be prohibited by or invalid under such law, it shall be deemed modified to conform to the minimum requirements of such law and the parties hereto will attempt to modify this agreement by insertion, deletion or revision so as to accomplish the original intent in a fashion that is not so prohibited or invalid.

8.	Successors. This Agreement shall inure to the benefit of and bind any and all heirs, successors in interest and assigns of the parties hereto, as applicable.

9.	Venue. The parties hereto irrevocably submit exclusively to the jurisdiction of the State of Nevada in any action brought by the parties hereto concerning this Agreement or the performance thereof.

10.	Choice of Law. This Agreement shall be governed by, construed and entered in accordance with the laws of the State of Nevada applicable to contracts deemed to be made within such state, without regard to choice of law or conflict of law provisions thereof.

11.	Interpretation. No provision of this Agreement shall be interpreted or construed against any party hereto because that party or its legal representative drafted it.

12.	Survival. Sections 1-13, inclusive, of this Agreement shall survive the termination of this Agreement by either party hereto for any reason.

13.	Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered to the other party hereto shall be deemed an original. The executed page(s) from each original may be joined together and attached to one such original and shall thereupon constitute one and the same instrument. Such counterparts may be delivered by facsimile or other electronic transmission, which shall not impair the validity thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

Investor

By:
Name:
Title:

Meso Numismatics, Inc

By:
	Name:	David Christensen
	Title:	CEO

EXHIBIT A

	Original	Principal	Interest
Note	Principal Balance	as at Nov-30-2020	as at Nov-30-2020

12-Dec-16	239,196.56	358,794.84	63,659.05

15-Dec-16	291,903.08	487,645.00	131,507.90

16-May-19	18,000.00	175,063.59	25,405.26

28-Jun-19	90,000.00	336,250.00	63,474.08

15-Jul-19	19,000.00	176,500.00	31,410.29

02-Aug-19	28,000.00	196,750.00	35,474.71

17-Sep-19	32,000.00	187,750.00	33,668.30

16-Dec-19	20,000.00	79,750.00	11,757.12

23-Dec-20	6,000.00	58,750.00	7,680.25

01-May-20	46,200.00	119,050.00	15,436.57

28-May-20	100,000.00	146,500.00	17,810.14

18-Jun-20	60,000.00	101,250.00	11,459.59

Principal as at Nov-30-2020		$2,424,053.43

Interests as at Nov-30-2020			$448,743.62

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